Exhibit 10.1

TREVENA, INC.

UP TO $75,000,000 OF SHARES

COMMON STOCK

SALES AGREEMENT

December 14, 2015

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Trevena, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1.                                      Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Placement Shares”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance.  The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed, or to be filed, by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

On the date of this Agreement, the Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a sales agreement prospectus specifically relating to the Placement Shares (the “Sales Prospectus”) included as part of such registration statement.  The Company has furnished to Cowen, for use by Cowen, copies of the Sales Prospectus relating to the Placement Shares.  Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, and the Sales Prospectus, including all documents incorporated therein by reference, each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or Sales Prospectus have most recently been filed by the Company with the Commission, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (collectively “EDGAR”).

2.                                      Placements.  Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2 attached hereto, as such Schedule 2 may be amended in writing from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11.   The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.                                      Sale of Placement Shares by Cowen.  Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Select Market (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice.  Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2 attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Cowen pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Cowen (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.  Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker.  If expressly authorized by the Company in a Placement Notice, Cowen may also sell Placement Shares in negotiated transactions.  Notwithstanding the provisions of Section 6(yy), Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on Nasdaq.

4.                                      Suspension of Sales.

(a)                                 The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2 attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2 attached hereto), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 attached hereto, as such schedule may be amended in writing from time to time.

(b)                                 Notwithstanding any other provision of this Agreement, during any period in which the Company’s is in possession of material non-public information, the Company and Cowen agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) Cowen shall not be obligated to sell or offer to sell any Placement Shares.

(c)                                  If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and Cowen may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.  Cowen shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

5.                                      Settlement.

(a)                                 Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                                 Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, Cowen that, unless such representation, warranty or agreement specifies otherwise, as of each Applicable Time (as defined in Section 20 (a)):

(a)                                 Compliance with Registration Requirements. As of each Applicable Time other than the date of this Agreement, the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The proposed offering of Placement Shares hereunder may be made pursuant to General Instruction I.B.1 of Form S-3.

(b)                                 No Misstatement or Omission.  As of (i) the time of filing of the Registration Statement and (ii) as of the date of this Agreement, the Company was not an “ineligible issuer” in connection with the offering of the Placement Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.” The Prospectus when filed will comply or complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it becomes effective, and as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by Cowen expressly for use therein.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)                                  Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of Placement Shares pursuant to this Agreement other than the Prospectus or the Registration Statement and other materials, if any, permitted under the Securities Act and approved by Cowen.

(d)                                 The Sales Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)                                  Authorization of the Placement Shares. On or prior to each time the Company delivers a Placement Notice to Cowen, the board of directors of the Company or a duly authorized committee thereof shall have approved the terms of the applicable Placement or delegated to the Company the authority to approve the terms of the applicable Placement.  The Placement Shares to be sold by Cowen, when issued and delivered pursuant to this Agreement (including the terms set forth in the applicable Placement Notice) against payment therefor as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights, rights of first refusal or other similar rights of the Company or granted by the Company to subscribe for or purchase the Placement Shares, except for such rights as are described in the Registration Statement and the Prospectus or have been waived.

(f)                                   No Applicable Registration or Other Similar Rights. Except as described in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(g)                                  Due Organization.  The Company is duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company taken as a whole (a “Material Adverse Effect”).  The Company has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(h)                                 Capitalization. The Company has an authorized capitalization as set forth in the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Registration Statement and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Registration Statement and Prospectus and were issued in compliance with federal and state securities laws.

(i)                                     Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company, whose report with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules filed with the Commission or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(j)                                    Preparation of the Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (subject to year-end audit adjustments in the case of unaudited interim financial statements) and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(k)                                 Internal Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company maintains internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the Company’s internal controls and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Extensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Disclosure Controls and Procedures. (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(n) No Significant Deficiencies. Since the date of the most recent balance sheet of the Company reviewed or audited by Ernst & Young LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(o) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” set forth or incorporated by reference in the Registration Statement and Prospectus accurately and fully describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies.

(p) Sarbanes-Oxley.  There is and has been no material failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, to the extent such Act, rules and regulations are or have been applicable to the Company or its directors or officers.

(q) No Change.  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, (a) the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and (b) since such date, there has not been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company taken as a whole, except, with respect to clauses (a)(ii), (a)(iii), (a)(iv) and (b), such as otherwise disclosed in the most recent Preliminary Prospectus or, with respect to both clauses (a) and (b), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Title. The Company has good and marketable title to all personal property owned by it that are material to the business of the Company taken as a whole, free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. All assets held under lease by the Company that are material to the business of the Company taken as a whole are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company.

(s) Non-Contravention. The issue and sale of the Placement Shares, the execution, delivery and performance of this Agreement by the Company and Cowen, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Placement Shares as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, liens, charges, encumbrances and defaults that would not reasonably be expected to have a Material Adverse Effect.

(t) Further Authorizations or Approvals Required.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of their properties or assets is required for the issue and sale of Placement Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Placement Shares as described under “Use of Proceeds” in the Prospectus, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Placement Shares by Cowen.

(u) Permits. The Company holds all material, and is operating in material compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of the United Stated Food and Drug Administration (“FDA”) and other governmental authorities required for the conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect. The Company has fulfilled and performed all of its material obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit. To the Company’s knowledge, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company, its business and the products of the Company, when submitted to the FDA or other governmental authority, were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other governmental authority. The Company has operated and currently is in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, DEA, or any other federal, state, local, or foreign governmental authority. Except as described in the most recent Preliminary Prospectus or as would not reasonably be expected to result in a material liability to the Company, the Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA or DEA, of potential or actual non-compliance by, or liability of, the Company under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under any Permits.  The Company has not received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(v) FDA. Except as described in the Registration Statement and Prospectus or as would not reasonably be expected to have a Material Adverse Effect, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws.  To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(w) Clinical Trials. The clinical and pre-clinical studies and tests conducted by the Company, and to the knowledge of the Company, the clinical and pre-clinical studies and tests conducted on behalf of or sponsored by the Company, were, and if still pending, are, being conducted in all material respects in accordance with all applicable Health Care Laws (as defined below), including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. Any descriptions of clinical, pre-clinical and other studies and tests, including any related results and regulatory status, contained or incorporated by reference in the Registration Statement or the Prospectus are, and will be, accurate in all material respects. To the Company’s knowledge, there are no studies, tests or trials the result of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement or the Prospectus. No investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the Company’s knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company.

(x) Health Care Laws. Each of the Company and, to the Company’s knowledge, its directors, officers, employees, and agents (while acting in such capacity) is, and at all times has been, in material compliance with all health care laws applicable to the Company or by which any of its properties, business, products or other assets is bound or affected, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009, the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and any comparable state and local laws, the regulations promulgated pursuant to such laws, and any other similar law or guidance, each as amended from time to time (collectively, the “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication from any governmental authority, including, without limitation, the FDA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General, of potential or actual material non-compliance by, or material liability of, the Company under any Health Care Laws.

(y) Governmental Agreements. The Company is not a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(z) No Debarment.  Neither the Company, nor, to the Company’s knowledge, any of its directors, officers, employees and agents (while acting in such capacity), is debarred or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment or exclusion, from any federal or state government health care program under 21 U.S.C. § 335a or any similar state law, rule or regulation.  As of each Applicable Time, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending or, to the Company’s knowledge, threatened against the Company, or the directors, officers, employees or agents of the Company.

(aa) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(bb) No Litigation.   There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc) Contracts. There are no contracts or other documents required under the Securities Act to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the Registration Statement and Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  The Company has no knowledge that any other party to any such contract or other document has any intention not to render performance in all material respects as contemplated by the terms thereof.

(dd) Insurance.  Except as described in the Prospectus, the Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ee) Related Party Transactions.   No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and Prospectus which is not so described.

(ff) Labor. No labor disturbance by or dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(gg) No Default. The Company is not (i) in violation of its charter or bylaws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Environmental Laws. The Company (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to it, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) has not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(ii) Taxes. The Company has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect

(jj) ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for noncompliance that would not reasonably be expected to result in a material liability to the Company; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk) Statistical Information. The statistical and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(ll) No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Placement Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(mm) No Discrimination. The Company is not in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(nn) FCPA. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent (while acting in such capacity), employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent (while acting in such capacity), employee or other person acting on behalf of the

Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act

(rr) No Price Stabilization or Manipulation.  The Company and its affiliates have not taken, directly or indirectly, without giving effect to activities by Cowen, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering Placement Shares.

(ss)                              Related Party Transactions.  There are no business relationships or related-party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act, involving the Company or any other person required to be described in the Prospectus, which have not been described as required.

(tt)                                Exchange Act Compliance.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(uu)                          No Unlawful Contributions or Other Payments.  The Company has not and, to the best of the Company’s knowledge, no employee or agent of the Company has, made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(vv)                          Brokers.  Other than Cowen, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ww)                      No Outstanding Loans or Other Indebtedness.  Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(xx) No Reliance.  The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of Placement Shares.

(yy) Cowen Purchases.  The Company acknowledges and agrees that Cowen has informed the Company that Cowen may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect.

(zz) Compliance with Laws.  To the Company’s knowledge, it is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.                                      Covenants of the Company.  The Company covenants and agrees with Cowen that:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (insofar as it relates to the transactions contemplated hereby), (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Cowen shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect

Cowen’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Cowen shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)                                 Notice of Commission Stop Orders.  The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)                                  Delivery of Prospectus; Subsequent Changes.  During any period in which a Sales Prospectus is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)                                 Listing of Placement Shares.  During any period in which the Sales Prospectus is required to be delivered by Cowen under the Securities Act with respect to a pending sale of Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)                                  Delivery of Registration Statement and Prospectus.  The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of (i) the Registration Statement and the Prospectus (including all documents incorporated by reference therein) filed with the Commission on the date of this Agreement and (ii) all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Sales Prospectus is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f)                                   Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)                                  Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (including, with respect to any required review by FINRA, the reasonable fees and expenses of Cowen’s counsel in an amount not to exceed $12,500), and (vii) the Company shall reimburse Cowen for the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $30,000.

(h) Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, and for three (3) Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably practicable, but in any event at least five (5) Trading Days, before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options or warrants to purchase shares of Common

Stock, restricted shares of Common Stock, restricted stock units or other equity awards, or Common Stock issuable upon the exercise of options or other equity awards, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, including, without limitation, warrants that may be issued by the Company in connection with that certain Loan and Security Agreement, dated September 19, 2014, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance, (iv) the issuance or sale of Common Stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding or disclosed in filings by the Company available on EDGAR or otherwise in writing to Cowen prior to the date of the applicable Placement Notice, or (v) the issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners conducted in a manner so as not to be integrated with the offering of Common Stock hereby.  Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to Cowen, to file a registration statement under the Securities Act.

(j)                                    Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.

(k)                                 Due Diligence Cooperation.  During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l)                                     Required Filings Relating to Placement of Placement Shares.  The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a Sales Prospectus with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which Sales Prospectus will set forth, within the relevant period, the amount of Placement Shares sold through Cowen, the Net Proceeds to the Company and the compensation payable by the Company to Cowen with respect to such Placement Shares, and (ii) deliver such number of copies of each such Sales Prospectus to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)                             Representation Dates; Certificate.  On or prior to the First Delivery Date and each time the Company subsequently thereafter (i) amends or supplements the Registration Statement or the Sales Prospectus (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Sales Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by Cowen.  The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)                                 Legal Opinions.  On or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen (i) a written opinion of Cooley LLP, as counsel to the Company, in form and substance satisfactory to Cowen and its counsel and (ii) a written opinion of Pepper Hamilton LLP, as intellectual property counsel for the Company, in such form and substance satisfactory to Cowen and its counsel, each such opinion dated the date that such opinion is required to be delivered; provided, however, that the Company shall be required to furnish Cowen no more than one opinion under subsection (n)(ii) per calendar quarter; provided, further, that in lieu of such opinions for subsequent Representation Dates, such counsels may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered by such firm under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)                                 Comfort Letter.  On or prior to the First Delivery Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort

Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)                                 Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen.

(q)                                 Insurance.  The Company shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r)                                    Compliance with Laws.  The Company will use commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct its businesses as described in the Prospectus, and the Company shall conduct its businesses, or cause its businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s)                                   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)                                    Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)                                 No Offer to Sell.  Other than the Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder

(v)                                 Sarbanes-Oxley Act.  The Company will use its best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

8.                                      Free Writing Prospectuses.  The Company represents and warrants to Cowen that neither it nor any of its agents or representatives (other than Cowen in its capacity as such) has made any offer relating to the Placement Shares that would constitute a “free writing prospectus”

as defined in Rule 405 under the Securities Act and that it agrees with Cowen that it will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.  Cowen represents and warrants to the Company that neither it nor any of its agents or representatives has made any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and agrees with the Company that it will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

9.                                      Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a)                                 Registration Statement Effective.  The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  No Misstatement or Material Omission.  Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                                 Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)                                  Company Counsel Legal Opinion.  Cowen shall have received the opinions of Cooley LLP, as counsel to the Company, required to be delivered pursuant Section 7(n)(i) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n)(i).

(f)                                   Intellectual Property Counsel Legal Opinion. Cowen shall have received the opinions of Pepper Hamilton LLP, as intellectual property counsel to the Company, required to be delivered pursuant Section 7(n)(ii) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n)(ii).

(g)                                  Cowen Counsel Legal Opinion.  Cowen shall have received from Morgan, Lewis & Bockius, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the company counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)                                 Comfort Letter.  Cowen shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i)                                     Representation Certificate.  Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j)                                    Secretary’s Certificate.  On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to Cowen and its counsel.

(k)                                 No Suspension.  Trading in the Common Stock shall not have been suspended on Nasdaq.

(l)                                     Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(m)                             Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n)                                 Notification of Listing of Additional Shares.  In connection with the offering and sale of Placement Shares, the Company will file with Nasdaq all documents and notices, and make all certifications, required by Nasdaq of companies that have securities that are listed for quotation on Nasdaq and will maintain such listing.

(o)                                 No Termination Event.  There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 12(a).

10.                               Indemnification and Contribution.

(a)                                 Company Indemnification.  The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 10(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus based on written information furnished by or on behalf of the Company in connection with this Agreement filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements therein, in the light of the circumstances under which they were made (other than with respect to the Registration Statement), not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Cowen expressly for inclusion in any document as described in clause (x) of this Section 10(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)                                 Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration

Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company from and against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 10(a), as  and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) or in any free writing prospectus in reliance upon and in conformity with written information furnished to the Company by Cowen expressly for inclusion in any document as described in clause (x) of Section 10(a).

(c)                                  Procedure.  Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the failure so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such failure results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other hand. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen (before deducting expenses) from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 10(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the failure to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11.                               Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) following any termination of this Agreement.

12.                               Termination.

(a)                                 Cowen shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled; provided, however, Cowen’s right to terminate pursuant to this Section 12(a)(iii) shall not arise unless such condition is not fulfilled within thirty (30) days after the date the Company is provided with written notice by Cowen that such condition has not been fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 12(a), Cowen shall provide the required written notice as specified in Section 13 (Notices).

(b)                                 The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)                                  Cowen shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)                                 Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(f)                                   Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)                                  Subject to the additional limitations set forth in Section 7 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, Cowen shall be entitled only to reimbursement of its out-of-pocket expenses actually incurred.

13.                               Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1124, e-mail: Bradley.Friedman@cowen.com, Attention:  General Counsel, with a  copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, fax no. (212) 309-6001 Attention: David W. Pollak; or if sent to the Company, shall be delivered to the address of the Company set forth in the Registration Statement, Attention: Sr. Vice President, General Counsel and Corporate Secretary.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by e-mail, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10 days of receipt of the written request for Non-electronic Notice.

14.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

15.                               Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

16.                               Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen, provided, however, that Schedule 2 attached hereto may be amended by either party upon written notice to the other party pursuant to Section 13.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.                               Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.                               Waiver of Jury Trial.  The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 Cowen has been retained solely to act as sales agent in connection with the sale of the Common Stock and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b)                                 the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement, and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

20.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission.

21.                               Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a)                                 “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice is given, and any date on which Placement Shares are sold hereunder.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Grant Miller
	Name:	Grant Miller
	Title:	Head of Equity Capital Markets

ACCEPTED as of the date
first-above written:

TREVENA, INC.

By:	/s/ Roberto Cuca
Name: Roberto Cuca
Title: SVP and CFO

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[	]
Cc:	[	]
To:	[	]
Subject:	Cowen at the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Trevena, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated [•] (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [•] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $               per share.  Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Authorized Placement Notice Parties

Trevena, Inc.

Maxine Gowen, Ph.D. (mgowen@trevenainc.com)

Roberto Cuca (rcuca@trevenainc.com)

John M. Limongelli (jlimongelli@trevenainc.com)

Cowen & Company, LLC

Robert Sine (robert.sine@cowen.com)

William Follis (william.follis@cowen.com)

SCHEDULE 3

Compensation

Cowen shall be paid compensation up to 3.00% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                           , of Trevena, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated December     , 2015 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i)            The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)           The Company has in all respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date: